UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
325 West Main St., Suite #240, Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (859) 266-9772
VIRTUALHEALTH TECHNOLOGIES, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 23, 2010, VHGI Holdings, Inc., formerly known as VirtualHealth Technologies, Inc. (the “Company”) merged a wholly owned subsidiary with and into the Company, and changed the Company’s legal name to “VHGI Holdings, Inc.” as a result thereof. The merger did not require stockholder approval, as it was effected as a short-form merger pursuant to Section 253 of the General Corporation Law of Delaware (the “DGCL”). Additionally, pursuant to Section 253(b) of the DGCL, such merger had the effect of amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect the new legal name of the Company.

The name change does not affect the rights of the stockholders of the Company. There were no other changes to the Company’s Certificate of Incorporation. A copy of the Certificate of Ownership Merging VHGI Holdings, Inc. into VirtualHealth Technologies, Inc., as filed with the Delaware Secretary of State and effective March 23, 2010, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.                                Description
3.1	Certificate of Ownership Merging VHGI Holdings, Inc. into VirtualHealth Technologies, Inc., effective March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	March 29, 2010
By:		/s/ Scott A. Haire
Name		Scott A. Haire
Title:		Chief Executive Officer